UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2017

Blackstone / GSO Senior Floating Rate
Term Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	811-22393 (Commission File Number)	27-2267165 (IRS Employer Identification No.)
345 Park Avenue, 31st Floor, New York, New York 10154
 (Address of principal executive offices) (zip code)

(212) 503-2100
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 31, 2017, Blackstone / GSO Senior Floating Rate Term Fund issued a press release related to its reinvestment period. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2017

Blackstone / GSO Senior Floating Rate Term Fund
By:	/s/ Daniel H. Smith, Jr.
Name:	Daniel H. Smith, Jr.
Title:	President and Chief Executive Officer

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